Exhibit 99.3

For Immediate Release: July 15, 2014

Occidental Petroleum Names Marshall D. Smith as Chief Financial Officer

of California Resources Corporation

HOUSTON — July 15, 2014 — Occidental Petroleum Corporation (NYSE: OXY) today announced the appointment of Marshall D. (Mark) Smith as Senior Executive Vice President and Chief Financial Officer for its subsidiary, California Resources Corporation. Following its separation from Occidental, California Resources Corporation will be an independent oil and natural gas exploration and production company focused on high-growth, high-return conventional and unconventional assets exclusively in California.

Mr. Smith was most recently Senior Vice President and Chief Financial Officer at Ultra Petroleum, an independent energy company engaged in domestic natural gas and crude oil exploration, development and production. Mr. Smith’s 32 years of experience in the energy industry spans operations, strategic planning, corporate finance and business development. He began his career as a petroleum engineer working at both major and independent oil companies, later focusing on mergers, acquisitions and corporate finance advisory assignments. Mr. Smith served as Vice President of Upstream Business Development at Constellation Energy from 2004 to 2005. He was Vice President of Business Development at J.M. Huber Energy from 2002 to 2004, and Chief Financial Officer of Gulf Liquids, Inc., from 2001 to 2002. Mr. Smith holds a B.S. in Petroleum Engineering from the University of Oklahoma, and an MBA from Oklahoma City University.

“I’m pleased to add Mark to the California Resources executive management team,” said Todd A. Stevens, President and Chief Executive Officer of California Resources Corporation. “His background in corporate finance combined with expertise in petroleum engineering and deep understanding of operating independent oil and gas companies will be a tremendous asset to the company.”

The spin-off of California Resources Corporation from Occidental is subject to market conditions, customary regulatory approvals, receipt of an affirmative IRS ruling, execution of separation and intercompany agreements, acceptance of the new company’s stock for listing and final approval by the board of directors.

About Occidental Petroleum

Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America regions. Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. Occidental’s wholly owned subsidiary OxyChem manufactures and markets chlor-alkali products and vinyls. Occidental is committed to safeguarding the environment, protecting the safety and health of employees and neighboring communities and upholding high standards of social responsibility in all of the company’s worldwide operations.

Forward-Looking Statement

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause results to differ include, but are not limited to: delay of, or other negative developments affecting the spin-off; inability to obtain new financing for CRC; regulatory approvals or receipt of an affirmative IRS ruling; completion of a review by the SEC of the Form 10 filed by CRC; execution of separation and intercompany agreements; approval of the final terms by our board of directors; inability of the separated businesses to operate independently; global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; higher-than-expected costs; the regulatory approval environment; reorganization or restructuring of Occidental’s operations; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “estimate”, “project”, “predict”, “will”, “would”, “should”, “could”, “may”, “might”, “anticipate”, “plan”, “intend”, “believe”, “expect”, “aim”, “goal”, “target”, “objective”, “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A “Risk Factors” of the 2013 Form 10-K. Occidental posts or provides links to important information on its website at www.oxy.com.

Contacts:

Occidental Petroleum Corporation

Media:
Melissa E. Schoeb
713-366-5615
melissa_schoeb@oxy.com

or

Investors:
Chris Stavros
212-603-8184
chris_stavros@oxy.com

On the web: www.oxy.com